Exhibit 10.26
CHICAGO
STANDARD INDUSTRIAL NET LEASE SINGLE OR MULTI-TENANT BUILDING
BASIC LEASE INFORMATION.

Date: December 1, 2017

Landlord:    JAMES CAMPBELL COMPANY LLC,
a Delaware limited liability company
Tenant:    POWER SOLUTIONS INTERNATIONAL, INC.,
a Delaware corporation
Premises and "Building" address:
1445 Hamilton Parkway
Itasca, Illinois 60143
Approximate area of Premises:
26,000 square feet
Approximate area of Building:
128,105 square feet

Lease Reference
article I

article I

article I

"Commencement Date":    article I
December 1, 2017
"Termination Date":    article I
July 31, 2020
"Base Rent":    article II

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Initial Monthly Payment:
Base Rent:    $10,833.33
Operating Expenses:    $4,896.67
TOTAL:    $15,730.00
"Tenant's Proportionate Share":
20.30%
"Use":
warehouse distribution and associated office
"Security Deposit":
$16,389.75
"Tenant's Address for Notices":
Power Solutions International, Inc.      201 Mittel Dr. Wood Dale, IL 60191
Attention: William Buzogany,
General Counsel

"Landlord's Address for Notices":
James Campbell Company LLC
425 California Street, Suite 500
San Francisco, California 94104-2205
Attention: Executive Vice President,
Real Estate Investment Management
With a copy to:
James Campbell Company LLC
CFO Colliers International
Three Parkway North, Ste Deerfield, IL 60015
Attention: JCC Account Manager
"Landlord's Address for Payment of Rent":

James Campbell Company LLC Chicago Industrial Portfolio
P.O. Box 83183
Chicago, Illinois 60691-0183

ii

article II

article I

article XIII

article II

article XXIII

article XXIII

article XXIII

Broker(s):    article XXV

Colliers Bennett & Kahnweiler d/b/a Colliers International

The articles in the Lease identified in the Lease Reference above are those provisions where references to particular Basic Lease Information first appear. All such references incorporate the applicable Basic Lease Information. In the event of any conflict between the Basic Lease Information and the Lease, the Lease shall control.

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TABLE OF CONTENTS

BASIC LEASE INFORMATION    I
TABLE OF CONTENTS    IV
TABLE OF EXHIBITS    V

I.	PREMISES AND TERM 1
Premises    1
Term    1
Acceptance of Premises    2

II.	BASE RENT/SECURITY DEPOSIT 2
Base Rent    2
Interest / Late Charge    2
Security Deposit    3

III.	OPERATING EXPENSES 3
Additional Rent    3
Triple-Net Lease    4
Operating Expenses    4
Taxes    5
Payment of Monthly Operating Expenses    6

IV.	PERSONAL PROPERTY TAXES 6

V.	LANDLORD'S MAINTENANCE AND REPAIR OBLIGATIONS 7

VI.	TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS 7

VII.	ALTERATIONS, ADDITIONS, IMPROVEMENTS 8

VIII.	SIGNS 9

IX.	UTILITIES 10

X.	INSURANCE 10
Worker 's Compensation / Employer's Liability / Tenant's Property    10
Commercial General Liability    11
Tenant's Failure to Acquire    11

XI.	CASUALTY DAMAGE 11

XII.	LIABILITY /INDEMNIFICATION/WAIVER OF SUBROGATION 12
Landlord's Liability    12
Indemnification by Tenant    13
Waiver of Subrogation    13

XIII.	USE 13
Premises    13
Parking Areas    14

XIV.	VACATION/RESTORATION/HOLDING OVER 14
Inspection    14
Vacation    14
Restoration of Premises    15
Holding Over    15

XV.	ASSIGNMENT AND SUBLETTING 16
Transfer    16
Landlord's Consent    16
Landlord's Option to Terminate    17
Excess Rental    17

XVI.	CONDEMNATION 17

XVII.	QUIET ENJOYMENT 18

XVIII.	EVENTS OF DEFAULT 18

XIX.	REMEDIES 19
Termination of Lease/Possession    19
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Default Costs    20
Tenant's Personal Property    20
Non-Waiver by Landlord    21
Rights Cumulative    21

XX.	LANDLORD DEFAULT/LIMITATION OF LIABILITY 21

XXI.	MORTGAGES 22

XXII.	TENANT ENCUMBRANCES 22

XXIII.	NOTICES 23

XXIV.	HAZARDOUS MATERIALS 23

XXV.	MISCELLANEOUS 24
Context/ Captions    24
Transfer/ Authorization    24
Time of the Essence    25
Tenant Documentation    25
Entire Agreement.    25
Survival of Obligations upon Vacating    25
No Surrender    25
Tenant Relocation    26
Illegality/ Invalidity /Unenforceability    26
Broker Indemnification    26
Confidentiality    26
Governing Law/Place of Performance    27
Representation of Authority    27
Exhibits and Addenda    27
Execution    27
No Security Services    27
Patriot Act    27
EEO Regulations    28

TABLE OF EXHIBITS

Exhibit "A"    Site Plan
Exhibit "B"                              Legal Description of Building
Exhibit "C"                              Rules and Regulations
Exhibit "D"         Move-Out Condition
Exhibit "E"      Option to Extend Term

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CHICAGO
STANDARD INDUSTRIAL NET LEASE SINGLE OR MULTI-TENANT BUILDING

This lease agreement (the "Lease") is entered into by and between JAMES CAMPBELL COMPANY LLC, a Delaware limited liability company ("Landlord"), and POWER SOLUTIONS INTERNATIONAL, INC., a Delaware corporation ("Tenant").
I.PREMISES AND TERM Premises
Landlord leases to Tenant, and Tenant leases from Landlord, for the term of the Lease, at the rental and upon the terms and conditions set forth below, the space depicted on the site plan attached to the Lease as Exhibit "A" (the "Premises"), which is part of the Building located on the real property described on Exhibit "B". As of the date of the Lease, regardless of minor variations which may result from methods of measuring, the size of the Premises and the size of the Building as stated in the Basic Lease Information is correct. Tenant's Proportionate Share shall be appropriately adjusted if the size of the Premises or the Building changes after commencement of the Lease.

Term

The term of the Lease (the "Term"), which shall include all renewals and extensions of the original term, shall begin on the Commencement Date, and shall end on the Termination Date (unless extended pursuant to any written renewal or extension agreement), unless sooner terminated as provided under the terms of the Lease.

Landlord shall have the right unilaterally to adjust the Commencement Date and Termination Date of the Lease, not to exceed one (1) month, in the event that adjustment is necessary due to delay in Landlord's delivery of the Premises on or prior to the Commencement Date, delay in any initial improvements to the Premises, or any other cause. In such event, Landlord shall deliver written notice of the adjustments to the Commencement Date and the Termination Date to Tenant, but in no event shall the Term of the Lease be reduced by reason of any such adjustment. If the adjusted Termination Date would fall on a day other than the last day of a calendar month, then the Term shall be extended until the last day of the calendar month in which the Termination Date would otherwise occur. Tenant shall indicate its agreement to said adjustments by executing an original of said notice and delivering same back to Landlord within ten (10) days after receipt by Tenant. In the event that Tenant shall fail to return said notice to Landlord, it shall be conclusively deemed that Tenant has approved the adjustments to the Commencement Date and Termination Date. Any such notice shall be attached to the Lease.

If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Commencement Date, the Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from Landlord's failure to deliver possession, but in said event, and subject to any

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provision to the contrary in any agreement with Landlord concerning initial improvements to the Premises, all rentals due from Tenant shall be waived for the period between the Commencement Date and the date when Landlord delivers possession of the Premises to Tenant.

If Tenant occupies the Premises prior to the Commencement Date, Tenant's occupancy of the    Premises shall be subject to all provisions of the Lease. Early occupancy of the Premises, however, shall not advance the Termination Date of the Lease. Tenant shall pay Base Rent, all Operating Expenses, and all Additional Rent (as said terms are defined below), and shall comply with all of the terms and conditions of the Lease during any such early occupancy.

Acceptance of Premises

Tenant warrants and represents that it has made a complete and thorough inspection of the Premises, and that the Premises is satisfactory for the Use which Tenant intends.

Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended Use. TENANT HEREBY WAIVES ANY IMPLIED WARRANTY BY LANDLORD THAT THE PREMISES IS SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE. Notwithstanding the foregoing, Landlord agrees that the plumbing, HVAC, gas, electrical, mechanical, and life safety systems serving the Building will be in good working condition as of the Commencement Date.
II.BASE RENT/ SECURITY DEPOSIT Base Rent
Tenant shall pay Base Rent to Landlord in advance, without demand, deduction, or set off, in the amounts and for the periods of time as set forth in the Basic Lease Information.

The first monthly installment of Base Rent, plus Tenant's first monthly installment of Operating Expenses, shall be due upon the final execution of the Lease by all parties. Thereafter, monthly installments of Base Rent and Operating Expenses shall be due in advance on the first (1st ) day of each calendar month following the Commencement Date. If the Commencement Date occurs on a day other than the first (1st ) day of a calendar month, or if the expiration of the Term occurs on a day other than the last day of a calendar month, the Base Rent and Operating Expenses shall be prorated.

Interest/Late Charge

Any amount due from Tenant to Landlord, if not paid when due, shall bear interest from the date due until paid at the lower of (i) ten percent (10%) per annum, or (ii) the highest annual rate that is legally permitted, and provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total

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interest to be in excess of that legally permitted. Payment of interest by Tenant shall not excuse or cure any Event of Default (as defined below) by Tenant pursuant to the terms of the Lease. All payments received from Tenant by Landlord shall be applied by Landlord to Tenant's obligations first accruing.

Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Operating Expenses, or Additional Rent will cause Landlord to incur costs not contemplated by the Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, late fees which may be imposed upon Landlord, and inconvenience costs. Accordingly, if any installment of Base Rent, Operating Expenses, or Additional Rent, or any other sum due from Tenant under the Lease, shall not be received by Landlord within five (5) days of when due, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant, and that said charge does not constitute a penalty. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the rights and remedies granted to Landlord under the Lease.

Security Deposit

Upon Tenant's execution of the Lease, Tenant shall deposit with Landlord the Security Deposit, which sum shall be held by Landlord to secure Tenant's obligations under the Lease. Landlord may apply all or any portion of the Security Deposit to any unpaid Base Rent, Operating Expenses, or Additional Rent due from Ten an t, or to cure any other defaults of Tenant. If Landlord uses all or any portion of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be deemed an Event of Default under the Lease. No interest shall be paid by Landlord to Tenant on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts, and no trust relationship is created with respect to the Security Deposit. The Security Deposit is not a prepayment of Tenant's monthly rent obligations, and may not be used by Tenant as such; it is expressly understood that the Security Deposit does not and shall not constitute Tenant's "last month's rent." Upon any termination of the Lease, and after Tenant has vacated the Premises in the manner required by the Lease and otherwise performed its obligations pursuant to the Lease, Landlord shall refund the remaining portion of the Security Deposit to Tenant.

If Landlord assigns its interest in the Lease, the Premises, or the Building, the Security Deposit shall be deemed to have been assigned to the assignee. Landlord has no further liability to Tenant for return of the Security Deposit to Tenant after any such assignment, and Tenant agrees to look solely to any such assignee for return of the Security Deposit. Tenant may not assign, encumber, or attempt to assign or encumber the Security Deposit.

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III.OPERATING EXPENSES Additional Rent
All payments or reimbursements required to be made by Tenant pursuant to the terms of the Lease, other than Base Rent, shall constitute "Additional Rent".

Triple-Net Lease

The Lease is a triple-net lease, and Base Rent shall be paid to and received by Landlord net of all costs and expenses to Landlord other than taxes upon the income of Landlord from all sources. Tenant shall pay Tenant's Proportionate Share of all Operating Expenses paid or incurred by Landlord during the Term.

Operating Expenses

Tenant shall pay, as Additional Rent, Tenant's Proportionate Share of all costs incurred by Landlord in owning, operating, and maintaining the Building and the facilities and services provided for the common use of Tenant and other tenants of the Building, if any (collectively, "Operating Expenses"). Operating Expenses shall include, but not be limited to, the following items:

1.    Taxes (as defined below), and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building or protesting an assessed valuation,

2.    the cost of all utilities used in the Building or upon the real property where the Building is located, which utilities costs are not billed separately to a tenant of the Building,

3.    the premiums for all insurance maintained by Landlord with respect to the Building,

4.    the costs of repairs, replacements, and general maintenance of the Building (other than replacement of the roof, foundation, and exterior walls of the Building), including, but not limited to, sidewalks, landscaping, service areas, mechanical rooms which service the Building and not a specific tenant, non-exclusive parking areas, Building exteriors, downspouts, gutters, pipes, ducts, conduits, wires, and driveways (excluding such costs paid by proceeds of insurance or by other parties, and alterations attributable solely to tenants of the Building other than Tenant),

5.    wages and salaries (including management fees not to exceed three percent [3%] of the gross revenue of the Building on an annual basis) of all employees engaged in the operation, repair, replacement, and maintenance of the Building, including payroll taxes, insurance, and benefits relating to said wages and salaries,

6.    all supplies and materials used in the operation, maintenance, and repair of the Building,

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7.    the cost of all capital improvements made to the Building which, although capital in nature, may reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made in order to comply with any law, rule, or regulation promulgated after the date of the Lease by any governmental authority, which cost of capital improvements shall be amortized over the useful economic life of such improvements as determined by Landlord, in accordance with generally accepted accounting principles (but Tenant will not be responsible for the payment of amortized costs attributable to the period of the useful economic life of the improvement in question that extends beyond the Termination Date),

8.    all maintenance, repair, janitorial (if provided), and service costs, including the cost of service or maintenance contracts with independent contractors for the operation, maintenance, or repair of the Building, including, but not limited to, alarm service, window cleaning, elevator maintenance, and vermin extermination,

9.    the costs of dues, assessments, and other charges applicable to the Building payable to any property or community owners' association under restrictive covenants or deed restrictions to which the Building is subject, and

10.    all other operating, management, and other expenses reasonably incurred by Landlord in connection with the operation of the Building.

Operating Expenses shall not include the following:
1.     any costs for interest, amortization, or other payments on loans by Landlord,
2.     expenses incurred in leasing or procuring tenants,
3.legal expenses incurred by Landlord, other than those incurred for the general benefit of the Building or the Building's tenants,
4.allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building,
5.federal income taxes imposed on or measured by the income of Landlord from the operation of the Building,

6.	rents under ground leases,
7.costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interest in the Building, and
8.the costs of any capital improvements required by a governmental authority with regard to another tenant's use, such costs to be paid by the applicable tenant.
Taxes

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Tenant shall pay, as part of the Building's Operating Expenses, Tenant's Proportionate Share of all real property taxes, assessments, or governmentally imposed fees or charges (and any tax or assessment levied wholly or partly in lieu of same) levied, assessed, confirmed, imposed, or which becomes a lien against the Building (which for the purposes of defining Taxes shall include the land underlying the Building) or which are payable during the Term (collectively, "Taxes"). In the event that the Building is not separately assessed for tax purposes, then the Taxes paid by Tenant shall be Tenant's Proportionate Share of the product obtained by multiplying the total of the Taxes levied against the tax parcel of which the Building is a part by a fraction, the numerator of which is the rentable area of the Building, and the denominator of which is the total rentable area of all improvements located within the tax parcel of which the Building is a part. If, during the Term, there is levied, assessed, or imposed upon Landlord a capital levy or other tax directly on the rent or a franchise tax, assessment, levy, or charge measured by or based, in whole or in part, upon rent, then all such taxes, assessments, levies, or charges, or the part of same so measured or based, shall be included within the term Taxes.

Tenant hereby agrees that any and all protests before the applicable appraisal review board shall be conducted, if at all, solely by Landlord, and Tenant shall have no rights to any such protest.

Payment of Monthly Operating Expenses

On the same day that Base Rent is due, Tenant shall pay at the same time and in the same manner an amount equal to one-twelfth (1/12) of Landlord's estimate of Tenant's Proportionate Share of annual Operating Expenses for the then-current calendar year. Said monthly payments are to be based upon Landlord's reasonable estimate of the Operating Expenses for the year in question, and shall be increased or decreased annually to reflect the projected annual Operating Expenses for that applicable year. Within ninety (90) days after the close of each calendar year, or as soon after such ninety (90)-day period as is reasonably practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for said calendar year. If Tenant's total payments for Operating Expenses for any year are less than Tenant's actual Proportionate Share of Operating Expenses for that year, Tenant shall pay the difference to Landlord within thirty (30) days after Landlord's request for payment of same. If Tenant's total payments for Operating Expenses for any year are more than Tenant's actual Proportionate Share of Operating Expenses for that year, Landlord shall either retain such excess and credit it against Tenant's future Base Rent obligations next accruing, or pay such excess to Tenant within thirty (30) days after determining Tenant's actual Proportionate Share of Operating Expenses for that year. The obligations of Landlord and Tenant under this paragraph with respect to reconciliation between estimated payments and actual Operating Expenses for the last year of the Term shall survive the termination of the Lease.

IV.	PERSONAL PROPERTY TAXES

Tenant shall 1) before delinquency pay all taxes levied or assessed against any personal property, fixtures, or alterations placed in the Premises, and 2) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If

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any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays them, or (ii) the assessed value of Landlord's property is increased as a result and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten (10) days after Landlord's request for payment.

V.	LANDLORD'S MAINTENANCE AND REPAIR OBLIGATIONS

Except as otherwise provided in the Lease, and except for damage caused by any act or omission of Tenant, its employees, contractors, invitees, or agents, Landlord shall maintain the foundation, roof, and structural portions of the exterior walls (collectively, the "Building's Structure") in good order, condition, and repair; however, Landlord shall not be liable for 1) any such work until Tenant delivers to Landlord written notice of the need for such work, or 2) alterations to the Building's Structure required by law because of Tenant's use of the Premises (which alterations shall be performed by Tenant). The Building's Structure does not include skylights, windows, glass, plate glass, doors, special storefronts, office entries, or the surfaces of walls, all of which shall be maintained by Tenant. All requests for repairs or maintenance that are the responsibility of Landlord must be made in writing to Landlord, and Landlord shall have a reasonable time within which to perform such repairs or maintenance. Except to the extent arising from the gross negligence of Landlord, Landlord shall not be liable to Tenant for any damages or inconvenience, and Tenant shall not be entitled to any damages, nor to any abatement or reduction of rent, by reason of any repairs, alterations, or additions made by Landlord under the Lease. To the extent Landlord is liable under the preceding sentence, Landlord's liability for any defects, repairs, replacement, or maintenance for which Landlord is responsible under the Lease shall be limited to the cost of performing such work. Nothing in this provision shall entitle Tenant to terminate the Lease based on the physical condition of the Premises. Tenant hereby expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to terminate the Lease because of Landlord's failure to keep the Premises or the Building in good order, condition and repair. However, in the event Tenant provides Landlord with written notice in accordance with this Lease and telephonic notice to Landlord's property manager of the need for non-structural or non-systems related repairs or maintenance, but Landlord fails to commence the repair or maintenance work thirty (30) days after being notified, then Tenant shall have the right, but not the obligation, to perform the needed maintenance and repairs after giving a second notice in writing to Landlord in accordance with this Lease and by telephone to Landlord's property manager, and, in such event, Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs of such repairs and maintenance. Any such costs shall be payable to Tenant within thirty (30) days after receipt by Landlord of written invoice and notice from Tenant.

VI.	TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS

Tenant shall keep and maintain the Premises in a good and clean condition at its sole cost and expense, and Tenant shall perform all maintenance and perform all repairs on the Premises, and shall replace such portions of the Premises as may be necessary to maintain the Premises and all parts of the Premises in good condition, order, and repair. Janitorial services to the Premises shall be obtained by Tenant, at Tenant's sole expense.

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Tenant shall, at Tenant's sole expense, enter into a regularly-scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating, and air conditioning systems within the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the    applicable equipment manufacturer within the operation/maintenance manual, and must become effective (and a photocopy of said contract delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Premises. Tenant expressly covenants and warrants to keep that portion of the Premises not required to be maintained by Landlord in good order, condition, and repair, promptly making all necessary repairs and replacements, including, but not limited to, windows, glass, plate glass, doors, any special office entry, interior walls and finish work, floors and floor covering, heating and air conditioning systems, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination, regular removal of trash and debris, keeping the parking areas, driveways, alleys, and the whole of the Premises in a clean and sanitary condition. In addition, Tenant shall, at Tenant's sole expense, repair any damage to the Building caused by the acts or omissions of Tenant, its employees, contractors, agents, or invitees. It is the intention of Landlord and Tenant that, at all times during the Term, Tenant shall maintain the Premises in an attractive, well-maintained, and fully operative condition.

Tenant shall maintain, at Tenant's sole cost and expense, any existing fire sprinkler system within the Premises in accordance with all applicable federal, state, county, or city regulations. In addition, Tenant shall, within ninety (90) days following the Commencement Date, and at Tenant's sole cost and expense, install and maintain such additional fire sprinkler equipment in the Premises as may be required for Ten an t's Use (including, without limitation, because of Tenant's racking) by applicable state or local building regulation, municipal ordinance, or regulation of the local fire marshal having jurisdiction over the Premises.

In the event Tenant fails to maintain the Premises in accordance with the Lease, Landlord shall have the right, but not the obligation, to enter upon the Premises, at reasonable times and upon not less than twenty-four (24) hours' advance notice (unless in the event of emergency, in which case only reasonable notice given the circumstances shall be required), and perform needed maintenance and repairs, and, in such event, Tenant shall promptly reimburse Landlord for the cost of such entry, repairs, and maintenance, which reimbursement shall be collectible as Additional Rent. Any such Additional Rent shall be payable to Landlord within thirty
(30) days after receipt by Tenant of written invoice and notice from Landlord.

VII.	ALTERATIONS, ADDITIONS, IMPROVEMENTS

Tenant shall not make any alterations, additions, or improvements to the Premises without the prior written consent of Landlord. Landlord shall not be required to notify Tenant as to whether it consents to any proposed alteration, addition, or improvement until Landlord has 1) received completed plans and specifications for the proposed alteration, addition, or improvement, which plans are sufficiently detailed to allow construction of the work depicted to be performed in a good and workmanlike manner, 2) received completed cost estimates for the proposed

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alteration, addition, or improvement, and 3) had a reasonable opportunity to review said plans and specifications and cost estimates. If the proposed alteration, addition, or improvement will affect the Building's Structure, HVAC system, or mechanical, electrical, or plumbing systems, then the plans and specifications must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord's approval of any plans and specifications shall not be a representation that the plans or the work depicted will comply with law or be adequate for any purpose, but shall merely be Landlord's consent to performance of the work. Upon completion of any alteration, addition, or improvement, Tenant shall deliver to Landlord accurate, reproducible, "as built" plans for same.

Tenant may erect shelves, racking, bins, machinery, and trade fixtures provided that such items 1) do not alter the basic character of the Premises or the Building, 2) do not overload or damage the Building's Structure, and 3) may be removed without structural damage to the Premises. Nothing in this paragraph will limit Tenant's obligations elsewhere in this Lease pertaining to repair and restoration obligations in connection with surrendering the Premises to Landlord.

All work performed by Tenant in the Premises (including that relating to the installation, repair, replacement, or removal of any item) shall be performed in accordance with applicable law and with Landlord's specifications and requirements, in a good and workmanlike manner, and so as not to damage or alter the Building's Structure or the Premises. Tenant shall pay all costs incurred or arising out of all alterations, additions, or improvements in or to the Premises, and Tenant shall not permit a mechanics' or materialmen's lien to be asserted against the Premises. Upon request by Landlord, Tenant shall deliver to Landlord proof of payment reasonably satisfactory to Landlord of all costs incurred or arising out of any alterations, additions, or improvements. In connection with any such alterations, additions, or improvements, Tenant shall pay to Landlord an administration fee of ten percent (10%) of all costs incurred for such work.

VIII.	SIGNS

Tenant shall not place, install, or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars, or security installations to the Premises or the Building without Landlord's prior written approval, which shall not be unreasonably withheld. Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of Tenant's signage when same is removed (including, without limitation, any discoloration of the Building). Tenant shall not (a) make any changes to the exterior of the Premises or the Building, (b) install any exterior lights, decorations, balloons, flags, pennants, banners, or paintings, or (c) erect or install any signs, window or door lettering, decals, window or storefront stickers, placards, decorations, or advertising media of any type visible from the exterior of the Premises without Landlord's prior written consent. Landlord shall not be required to notify Tenant as to whether it consents to any sign until it has 1) received detailed, to-scale drawings of the proposed sign specifying design, material composition, color scheme, and method of installation, and 2) had a reasonable opportunity to review the drawings of the proposed sign.

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Notwithstanding the foregoing, Tenant shall have the right to place decals in the windows of the Premises prohibiting firearms and solicitation so long as the size and location of such decals are reasonably acceptable to Landlord.

IX.	UTILITIES

Tenant shall obtain and pay for all water, gas, electricity, heat, telephone, sewer, sprinkler, and other utilities and services used at the Premises, together with any deposits, taxes, penalties, surcharges, maintenance charges, and the like pertaining to Tenant's use of utilities in the Premises. To the extent reasonably possible, all utilities shall be obtained by Tenant and opened in Tenant's name and for Tenant's account with the applicable utility companies. Landlord may, at Tenant's expense, separately meter and bill Tenant directly for its use of any such utility service, in which event the amount separately billed to Tenant for Building-standard utility service shall not be duplicated in Tenant's obligation to pay Operating Expenses. All amounts due from Tenant under this article shall be payable by Tenant within ten (10) days after Tenant's receipt of Landlord's request for payment.

Landlord shall not be liable for any interruption or failure of utility service to the Premises; provided, however, that if any disruption of water or sewer services is caused by the negligence or willful misconduct of Landlord or its employees, agents or contractors and, as a result thereof, Tenant is unable to operate its business from all or any substantial portion of the Premises for more than three (3) consecutive business days, the Base Rent and all other charges pursuant to this Lease shall abate beginning on the fourth (4th ) business day and continuing through the date immediately preceding the date on which such service is restored. Tenant promptly will provide Landlord with notice of any utility disruption.

X.	INSURANCE

Worker's Compensation/Employer's Liability /Tenant's Property

Tenant shall procure and maintain throughout the Term, for the protection of Tenant and Landlord as their interests may appear, policies of insurance which afford the following coverages:

1.	worker's compensation - statutory limits;

2.    employer's liability, in amounts not less than $250,000.00 each accident, bodily injury by accident; $250,000.00 policy limit each employee, bodily injury by disease; and

3.    property insurance insuring Tenant's business personal property and tenant improvements against direct risk of loss, broad form coverage, and insuring Tenant's business income, with one hundred percent (100%) current replacement cost valuation for business personal property.

Commercial General Liability

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Tenant shall procure and maintain throughout the Term a policy or policies of commercial general liability insurance, at Tenant's sole cost and expense, in amounts of not less than $2,000,000.00 each occurrence limit, $2,000,000.00 general aggregate limit, $2,000,000.00 products/completed operations aggregate limit, and
$2,000,000.00 personal injury and advertising injury limit, or such other amounts as Landlord may from time to time reasonably require, covering bodily injury and property damage liability, and including contractual liability coverage, written by insurance companies rated "A" or better, with a financial rating of not less than Class "X" by A.M. Best Company Inc., and otherwise reasonably acceptable to Landlord, insuring Tenant, and Landlord as an additional insured, against any and all liability to the extent obtainable for injury to or death of a person or persons or damage to property occasioned by or arising out of or in connection with the use, operation, and occupancy of the Premises, during the policy period, regardless of when the claim is made. All coverage shall be primary to Landlord's insurance. Landlord's insurance shall be noncontributory with and in excess to such insurance. Tenant shall furnish to Landlord, concurrent with execution of the Lease, certificates of insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverage required under this article, including a photocopy of the Additional Insured Managers or Lessors of Premises Endorsement, and Tenant shall obtain and deliver to Landlord a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days prior to cancellation or material change of any such insurance. Tenant shall deliver renewal certificates at least thirty (30) days prior to the expiration of each policy. Landlord makes no representation that the limits of liability specified by the Lease to be carried by Tenant are adequate to protect Tenant. Tenant shall provide any such additional coverage as Tenant deems adequate.

Tenant's Failure to Acquire

If Tenant shall fail to acquire the insurance required pursuant to this article, or fail to pay the premiums for said insurance, or fail to deliver the required certificates or policies to Landlord within ten (10) days after written notice from Landlord that it has not received such certificates or policies, Landlord may, but is not obligated to, in addition to any other rights or remedies available to Landlord under the Lease, without the necessity of any notice to Tenant or time to cure, each of which are expressly waived, acquire such insurance and pay the requisite premiums for said insurance, which premiums shall be payable as Additional Rent by Tenant to Landlord upon demand, together with accrued interest as provided in the Lease.

XI.	CASUALTY DAMAGE

Tenant shall give immediate written notice to Landlord of any damage caused to or suffered by the Premises or the Building. Tenant shall be responsible for any subsequent waste which may occur to the Premises or the Building in the event Tenant fails to timely notify Landlord of any damage to the Premises or the Building.

If the Premises or the Building is totally destroyed, or so partially damaged such that Tenant's use of the Premises is materially interfered with, from a risk which is wholly covered by insurance proceeds made available to Landlord for such purpose, Landlord shall proceed with reasonable diligence to repair the damage or destruction, and the Lease shall not terminate; provided, however, that if in the opinion of

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Landlord's architect the rebuilding or repairs cannot reasonably be completed within one hundred eighty (180) days after the date of Landlord's actual knowledge of such damage, Landlord or Tenant may at its election terminate the Lease by delivering written notice of said election to the other party within thirty (30) days after receipt of the opinion of Landlord's architect, in which event the rent payable for any unexpired portion of the Lease shall be abated, effective upon the date such damage occurred.
If the Premises or the Building is substantially damaged, in such a way that Tenant's use of the Premises is materially interfered with, from a risk not wholly covered by insurance made available to Landlord for repair or reconstruction, Landlord may terminate the Lease by delivering written notice of said termination to Tenant not later than forty-five (45) days after the casualty occurs, in which event all rights and obligations under the Lease shall cease and terminate, effective upon the date such damage occurred, except any liability of Tenant accruing prior to the Lease being terminated.
If the Premises or the Building is substantially damaged during the final twenty-four (24) months of the Term or any renewal Term, Landlord shall not be required to rebuild or repair the damage to the Building or the Premises unless Tenant exercises a renewal option, if any, within fifteen (15) days after the date of receipt by Landlord of Tenant's notification of the occurrence of the damage. If Tenant does not elect to exercise its renewal option, or if there is no previously unexercised renewal option contained within the Lease, Landlord shall have the option to terminate the Lease, and rent shall be abated for the unexpired portion of the Term, effective upon the date such damage occurred.
If the Lease is not terminated pursuant to the preceding paragraphs, then Landlord shall proceed immediately and shall use reasonable diligence to rebuild or repair the Building and the Premises to substantially the condition in which they existed prior to the damage; provided, however, that Landlord shall not be required to rebuild, repair, or replace any part of the partitions, fixtures, additions, or other improvements or personal property required to be covered by Tenant's insurance described in article X above. If the Premises is untenable, in whole or in part, during the period beginning on the date such damage occurred, and ending on the date of substantial completion of Landlord's repair or restoration work, then, under such circumstances, the rent for such period shall be reduced to such extent as may be fair and reasonable under the circumstances, as reasonably determined by Landlord.

XII.	LIABILITY /INDEMNIFICATION/WAIVER OF SUBROGATION
Landlord's Liability
Except to the extent arising from the gross negligence of Landlord, Landlord shall not be liable to Tenant, or those claiming by, through, or under Tenant, including, but not limited to, Tenant's agents, officers, directors, employees, or invitees, for any injury to, or death of, any person or persons, or the damage, theft, destruction, loss, or loss of use of any property or inconvenience (a "Loss") caused by casualty, theft, fire, third parties, or any other matter, specifically including, but not limited to, injury or damage from fire, steam, electricity, gas, water, rain, snow, ice, or hail which may leak or flow from or into any part of the Premises, the breakage,

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leakage, destruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Premises or the Building, and including losses arising through repair or alteration of any part of the Premises or the Building, or failure to make repairs, or from any other cause, regardless of whether the negligence of either party caused such Loss in whole or in part. This exculpation of Landlord shall specifically include any damage arising from any act or neglect of any other tenant of the Building.

Indemnification by Tenant

Tenant shall indemnify, defend, and hold harmless Landlord, its successors, assigns, agents, employees, contractors, partners, directors, officers, and affiliates (collectively, the "Indemnified Parties") from and against all fines, suits, losses, costs, liabilities, claims, demands, actions, and judgments of every kind or character 1) arising from Tenant's failure to perform its covenants under the Lease, 2) recovered from or asserted against any of the Indemnified Parties on account of any Loss to the extent that any such Loss may be incident to, arise out of, or be caused, either proximately or remotely, wholly or in part, by Tenant or any other person entering upon the Premises under or with Tenant's express or implied invitation or permission, 3) arising from or out of the occupancy or use by Tenant, or arising from or out of any occurrence in the Premises, however caused (including, without limitation, arising from or out of any equipment storage agreements permitted under Article XV below), or 4) suffered by, recovered from, or asserted against any of the Indemnified Parties by the employees, agents, contractors, or invitees of Tenant or its subtenants or assignees, regardless of whether Landlord's negligence caused such loss or damage. However, such indemnification of the Indemnified Parties by Tenant shall not be applicable to the extent such loss, damage, or injury is caused by the gross negligence or willful misconduct of Landlord or any of its duly authorized agents or employees.

Waiver of Subrogation

The parties desire to avoid liability to each other's insurance companies. Accordingly, Landlord and Tenant, each for itself and for any person or entity claiming through it (including any insurance company claiming by way of subrogation), hereby waive any and every claim which arises or may arise in its favor against the other party to the Lease, and the other party's officers, directors, and employees, for any and all loss or damage to property, to the extent (but only to the extent) that the waiving party who suffers such loss or damage is actually compensated by insurance, or would be compensated by the insurance policies contemplated in article X above, if such policies were maintained as required by the Lease. Each party agrees to have such insurance policies properly endorsed so as to make them valid notwithstanding this waiver, if such endorsement is required to prevent a loss of insurance.
XIII.USE Premises
The Premises shall be used only for the permitted Use as stated in the Basic Lease Information. No other use of the Premises may be made without Landlord's prior written approval, which shall be granted or withheld at Landlord's sole

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discretion.    Without Landlord's prior written approval, which shall be granted or withheld at Landlord's sole discretion, Tenant shall not use the Premises to receive, store, or handle any product, material, or merchandise that is explosive, highly flammable, or hazardous. Outside storage is prohibited, except that, subject to Tenant's compliance with applicable laws, rules, regulations and codes, Tenant may store neatly-stacked engine racks outside of the Premises in a location approved by Landlord. Tenant shall be solely responsible for complying with all laws, rules, regulations and codes applicable to the use, occupancy, and condition of the Premises, including, without limitation, Tenant's use of forklifts in the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise, or vibrations to emanate from the Premises; nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would 1) void any insurance on the Premises or the Building, 2) increase the insurance risk, or 3) cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord that is caused by Tenant's use of the Premises or because Tenant vacates the Premises.

Tenant represents and warrants to Landlord that Tenant's intended use of the Premises is solely for business or commercial purposes, and not for personal, family, or household purposes.

Parking Areas

Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any parking areas associated with the Premises which Landlord may from time-to-time designate for such use, subject to 1) such reasonable rules and regulations as Landlord may promulgate from time to time, and 2) rights of ingress and egress of other tenants and their employees, agents, and invitees. Landlord shall not be responsible for enforcing Tenant's parking rights against third parties.
XIV.VACATION/RESTORATION/HOLDING OVER Inspection
Landlord and Landlord's agents and representatives may enter the Premises during business hours to inspect the Premises; to make such repairs as may be required or permitted under the Lease; to perform any unperformed obligations of Tenant under the terms of the Lease; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last twelve (12) months of the Term) prospective tenants. During the last twelve (12) months of the Term, Landlord may erect a sign on the Premises indicating that the Premises is available for lease.

Vacation

Tenant shall notify Landlord in writing of its intention to vacate the Premises at least sixty (60) days before Tenant will vacate the Premises ; such notice shall specify

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the date on which Tenant intends to vacate the Premises (the "Vacation Date"). At least thirty (30) days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items that Tenant must perform before the Vacation Date. If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord's determination of the work Tenant is required to perform before the Vacation Date shall be conclusive. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant's cost. Notwithstanding the foregoing, Tenant's obligations in connection with surrendering the Premises will include, without limitation, the work listed on Exhibit "D". Tenant shall pay as Additional Rent all costs incurred by Landlord in performing such work within ten (10) days after Landlord's request for payment.

Restoration of Premises

Upon the Termination Date, or the earlier termination of the Lease, Tenant shall 1) deliver the Premises to Landlord with all improvements located upon the Premises in good repair and condition, reasonable wear and tear excepted (subject to Tenant's maintenance obligations), and with the HVAC system and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in good working order, 2) deliver to Landlord all keys to the Premises, and 3) remove all signage placed by or at Tenant's request upon the Premises, the Building, or the land upon which the Building is located. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord's property and shall remain on the Premises, except as provided in the next two sentences. Provided that Tenant has performed all of its obligations pursuant to the Lease, Tenant must remove all unattached trade fixtures, furniture, and personal property placed on the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove all alterations, additions, improvements, fixtures, equipment, wiring, furniture, and other property as Landlord may instruct Tenant in writing at least ninety (90) days prior to the Termination Date (or the termination date under any applicable option to extend term), or within thirty (30) days after the earlier termination of the Lease, and, in such event, restore the Premises to the condition as received by Tenant prior to the Commencement Date. All items not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant, and without any obligation to account for such items, and Tenant shall pay as Additional Rent the costs incurred by Landlord in connection with such disposition. All work required of Tenant under this paragraph shall be coordinated with Landlord, and shall be performed in a good and workmanlike manner in accordance with all laws, and so as not to damage the Premises or the Building, or unreasonably interfere with other tenants' use of their premises. Tenant shall, at its sole expense, repair all damage to the Premises or the Building caused by any work performed by Tenant pursuant to this paragraph. Tenant's obligation to perform under this covenant shall survive the expiration or earlier termination of the Lease.

Holding Over

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If Tenant fails to vacate the Premises at the end of the Term, or upon the earlier termination of the Lease, then Tenant shall be a tenant at will, and Tenant shall pay, in addition to all applicable Additional Rent due under the Lease, a daily Base Rent equal to two hundred percent (200%) of the daily Base Rent payable during the last month of the Term. Additionally, Tenant shall reimburse Landlord for, and defend, indemnify, and hold harmless Landlord from, any damage, liability, and expense (including attorneys ' fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the expiration of the Term or the earlier termination of the Lease shall reinstate, continue, or extend the Term, and no extension of the Term shall be valid unless it is in writing and signed by Landlord and Tenant.
XV.ASSIGNMENT AND SUBLETTING Transfer
Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, 1) advertise that any portion of the Premises is available for lease, or cause or allow any such advertisement, 2) assign, transfer, or encumber the Lease or any estate or interest in the Lease, whether directly or by operation of law, 3) permit any other entity to become Tenant under the Lease by merger, consolidation, or other reorganization, 4) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of a direct or indirect ownership interest in Tenant so as to result in a change in the current control of Tenant, 5) sublet any portion of the Premises, 6) grant any license, concession, or other right of occupancy of any portion of the Premises, or 7) permit the use of the Premises by any parties other than Tenant (any of the events listed above being a "Transfer").

Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant will have the right to enter into agreements with its equipment suppliers that will allow those suppliers to store product in the Premises that will facilitate Tenant's business operations. However, Landlord's consent to these equipment storage arrangements is expressly conditioned on the storage agreements being made subject to the terms of this Lease, and Tenant covenants that the storage agreements will contain a provision to this effect.

Landlord's Consent

If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, photocopies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee 's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations

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under the Lease (provided, however, that any transferee of less than all of the space in the Premises shall be liable only for obligations under the Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant for said space). Landlord's consent to a Transfer shall not release Tenant from performing its obligations under the Lease, but rather Tenant and its transferee shall be jointly and severally liable for performance of the Lease. Landlord's consent to any Transfer shall not waive Landlord's discretion or rights as to any subsequent Transfer. If an "Event of Default" (as defined below) occurs while the Premises or any part of the Premises is subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant's rent obligations. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

Landlord's Option to Terminate

Landlord may, within thirty (30) days after submission of Tenant's written request for Landlord's consent to a Transfer, terminate the Lease as of the date the proposed Transfer was to be effective. If Landlord exercises this option to terminate, Tenant may, within ten (10) days of receipt of Landlord 's election to terminate, rescind its request for Landlord's consent to a Transfer, in which event the Lease shall be reinstated. If the Lease is terminated, Landlord may thereafter lease the Premises to the prospective transferee (or to any other person or entity) without liability to Tenant.

Excess Rental

Tenant hereby assigns, transfers, and conveys all consideration received by Tenant under any Transfer, which is in excess of the rents payable by Tenant under the Lease, and Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten (10) days after receipt by Tenant. The determination of such excess rental shall exclude all direct, reasonable, and documented buildout costs, legal fees, and brokerage expenses incurred by Tenant in connection with the Transfer, said costs to be amortized on a straight-line basis over the entire term of the Transfer. Any "free rent" to the transferee shall expressly not, however, be excluded in the determination of excess rental.

XVI.	CONDEMNATION

If more than fifty percent (50%) of the Premises is taken for any public or quasi public use by right of eminent domain or private purchase in lieu of eminent domain (a "Taking"), and the Taking prevents or materially interferes with the use of the remainder of the Premises for the purpose for which it was leased to Tenant, either party may terminate the Lease by delivering to the other written notice of such termination within thirty (30) days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If (a) less than fifty percent (50%) of the Premises is subject to a Taking, or (b) more than fifty percent (50%) of the Premises is subject to a Taking, but the Taking does not prevent or materially interfere with the use of the remainder of the Premises for the purpose for which it was leased to Tenant, then neither party may terminate the Lease, but the rent payable during the unexpired portion of the Term shall be reduced

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to such extent as may be fair and reasonable under the circumstances, as reasonably determined by Landlord. All compensation awarded for any Taking shall be the property of Landlord, and Tenant assigns any interest it may have in any such award to Landlord; provided, however, that Landlord shall have no interest in any award made to Tenant for loss of business, goodwill, or for the taking of Tenant's trade fixtures, if a separate award for such items is made to Tenant. Landlord shall have complete procedural control over eminent domain proceedings affecting the Premises, and shall have complete control over decisions regarding the acceptance or rejection of any offer made in eminent domain, other than a separate award made to Tenant.

XVII.	QUIET ENJOYMENT

Provided Tenant pays all Base Rent, Operating Expenses, and Additional Rent, and fully and timely performs all of Tenant's obligations under the Lease, Tenant may peaceably and quietly enjoy the Premises during the Term, without disturbance or hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms of the Lease and any deed of trust, mortgage, ground lease, ordinance, lease, utility easement, and/ or other agreements to which the Lease is subordinate.

XVIII.	EVENTS OF DEFAULT

Tenant shall be in default under the Lease upon the occurrence of any of the following events (an "Event of Default"):

(a)Tenant fails to pay any portion of any Base Rent, Operating Expenses, Additional Rent, or any other payment or reimbursement required under the Lease, when due, and said failure continues for a period of five (5) days from the date such payment was due; or

(b)Tenant fails to perform or comply with or violates any term, provision, or covenant of the Lease, and such failure of performance, noncompliance, or violation continues for ten (10) days after notice of same by Landlord to Tenant; or

(c)Tenant becomes insolvent or makes a transfer of the bulk of its assets or a transfer in fraud of creditors, or makes an assignment for the benefit of creditors; or

(d)Tenant files or consents or acquiesces to the filing of a petition in bankruptcy, or a petition seeking postponement or relief of indebtedness under the federal bankruptcy laws, or under the laws of the United States or of any state; or

(e)Tenant files or consents or acquiesces to the filing of a request for the appointment of a trustee or receiver for all or any portion of Tenant's property; or

(f)a petition or request for relief is filed against Tenant in any court of the United States or in any state seeking relief in any bankruptcy, reorganization, composition, extension, arrangement, or insolvency proceeding, or under any plan for the cancellation, postponement, or adjustment of indebtedness, which petition or request for relief was not consented or acquiesced to by Tenant, as the case may be, and subsequently said petition or request is approved or granted or Tenant shall be

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adjudicated bankrupt or such proceedings are not dismissed or vacated within thirty
(30) days after filing; or

(g)Tenant (i) fails to take possession of the Premises within thirty (30) days after the Commencement Date, or (ii) abandons or vacates all or a substantial portion of the Premises, or (iii) fails to continuously operate its business at the Premises for the permitted use as set forth above; or

(h)Tenant makes a Transfer of the Premises without the consent of Landlord; or

(i)Tenant or its agents or employees are convicted of a criminal violation of law for conduct allegedly occurring on or related to the Premises; or

(j)Tenant fails to discharge any lien placed upon the Premises within fifteen (15) business days after any such lien or encumbrance is filed against the Premises.

XIX.	REMEDIES

Termination of Lease/ Possession

Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord under the Lease or by law, take any of the following actions:

1.    terminate the Lease by giving Tenant written notice of said termination, in which event Tenant shall pay to Landlord the sum of all rent accrued under the Lease through the date of termination, plus all Default Costs (as defined below), plus an amount equal to (a) the total rent that Tenant would have been required to pay for the remainder of the Term, discounted to present value at a per annum rate equal to the "prime rate" as published on the date the Lease is terminated by the Wall Street Journal, Southwest Edition, in its listing of "money rates," minus (b) the then-present fair rental value of the Premises for such period, similarly discounted; or

2.    terminate Tenant's right to possess the Premises without terminating the Lease by giving Tenant written notice of said termination, in which event Tenant shall pay to Landlord all rent and other amounts accrued under the Lease to the date of termination of possession, plus all Default Costs (as defined below) due from time to time, plus all rent and other sums required under the Lease to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall make reasonable efforts to mitigate damages when Tenant has breached the Lease and abandoned the Premises; however, notwithstanding the foregoing, the parties expressly agree that Landlord (i) may lease other comparable available premises in the Building without being first obligated to re-let the Premises, (ii) will not be required to incur out-of-pocket expenses to clean and/ or refurbish the Premises, other than customary commissions and legal fees, (iii) will not be obligated to re-let the Premises at rental rates below then-prevailing market rental rates, (iv) may elect to assign or sublet the Premises to an existing tenant of the Building prior to reletting the

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Premises to a third party, (v) may decline to re-let the Premises to a prospective tenant not consistent with the existing tenant mix of the Building, and (vi) may require any prospective tenant to demonstrate financial capacity commensurate with other tenants of the Building. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due under the Lease. Reentry by Landlord in the Premises shall not affect Tenant's obligations under the Lease for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate the Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this paragraph. If Landlord elects to proceed under this paragraph, it may, at any time thereafter, elect to terminate the Lease under the preceding paragraph.

Additionally, with notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access to the Premises, and Landlord shall not be required to provide a new key or right of access to Tenant.

Default Costs

Tenant shall pay to Landlord all costs ("Default Costs") incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in 1) obtaining possession of the Premises, 2) removing and storing Tenant's or any other occupant's property, 3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into substantially the same condition as it existed on the Commencement Date, 4) if Tenant is dispossessed of the Premises and the Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions and other costs incidental to such reletting), 5) performing Tenant's obligations which Tenant failed to perform, and 6) enforcing, or in advising Landlord of, its rights, remedies, and recourses due to Tenant's default.

Tenant's Personal Property

If Landlord repossesses the Premises pursuant to the authority granted by the Lease, then Landlord shall have the right to 1) keep in place and use, or 2) remove and store, at Tenant's expense, all of the furniture, fixtures, equipment, and other property in the Premises, including that which is owned by or leased to Tenant. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment, and other property to any person (a "Claimant") who presents to Landlord a photocopy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right, under various circumstances, to take possession of such furniture, fixtures, equipment, or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, 1) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by Landlord's statutory lien or the security interest described below, or 2) obtain a list from Tenant of the personal property of Tenant and/ or its employees that is not covered by Landlord's statutory lien or the security interest described below, and make such property available to Tenant and/or Tenant's employees; however, Tenant first shall

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pay in cash all costs and estimated expenses to be incurred by Landlord in connection with the removal of such property.

Non-Waiver by Landlord

Landlord's acceptance of rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. Landlord's receipt of rent with knowledge of any Event of Default by Tenant under the Lease shall not be a waiver of such Event of Default, and no waiver by Landlord of any provision of the Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. The failure of Landlord to insist at any time upon strict performance of any of the terms of the Lease, or to exercise any option, right, power, or remedy contained in the Lease is not a waiver of said right or remedy in the future.

Rights Cumulative

The rights of Landlord stated above are in addition to any and all other rights that Landlord has or may have either at law or in equity, and Tenant agrees that the rights granted by the Lease to Landlord are commercially reasonable.

XX.	LANDLORD DEFAULT /LIMITATION OF LIABILITY

As used in the Lease, the term "Landlord" shall mean only the current owner or owners of the fee title to the Premises, or the leasehold estate under a ground lease to the Premises, at the applicable time. Each Landlord shall be obligated to perform the obligations of Landlord under the Lease only during the time that the particular Landlord holds or owns such interest or title. Any Landlord who transfers his, her, or its title or interest shall be relieved of all liability with respect to the obligations of Landlord under the Lease performable on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant, if the funds have not yet otherwise been applied or earned under the terms of the Lease.

Tenant shall give written notice to Landlord of any failure by Landlord to perform any of its obligations under the Lease, and to any ground lessor, mortgagee, or beneficiary under any deed of trust encumbering the Premises whose name and address shall have been previously furnished to Tenant in writing. Landlord shall not be considered in default under the terms of the Lease unless Landlord fails to cure within thirty (30) days after receipt of Tenant 's notice. However, if the failure requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within the thirty (30)-day period, and if Landlord further diligently pursues said cure to completion.

Landlord shall not be required to perform any obligation under the terms of the Lease or be liable or responsible for any loss or damage resulting from its failure to perform so long as performance is delayed or prevented by force majeure, acts of God, strikes, lockouts, material or labor shortages, embargo, civil riot, war, revolution, rebellion, civil war, insurrection, flood, natural disaster, and any other cause not reasonably within the control of Landlord.

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NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE LEASE, IT IS SPECIFICALLY UNDERSTOOD AND AGREED BY TENANT THAT THERE SHALL BE ABSOLUTELY NO PERSONAL LIABILITY ON THE PART OF LANDLORD WITH RESPECT TO ANY OF THE TERMS, COVENANTS, OR CONDITIONS OF THE LEASE, AND TENANT SHALL LOOK SOLELY TO THE EQUITY, IF ANY, OF LANDLORD IN THE PREMISES FOR THE SATISFACTION OF EACH AND EVERY REMEDY OF TENANT, IN THE EVENT OF ANY BREACH BY LANDLORD OF ANY OF THE TERMS, COVENANTS, OR CONDITIONS OF THE LEASE TO BE PERFORMED BY LANDLORD; SUCH EXCULPATION OF PERSONAL LIABILITY TO BE ABSOLUTE AND WITHOUT ANY EXCEPTION WHATSOEVER, AND NO OTHER PROPERTY OR ASSETS OF LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION, OR OTHER ENFORCEABLE PROCEDURE FOR THE SATISFACTION OF TENANT'S REMEDIES.

XXI.	MORTGAGES

The Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "Mortgage"), and any ground lease, master lease, or primary lease (a "Primary Lease") that now or hereafter covers any portion of the Premises and Building (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to as "Landlord's Mortgagee"), and to increases, renewals, modifications, consolidations, replacements, and extensions of same. However, any Landlord's Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to the Lease by delivering written notice of such subordination to Tenant. The provisions of this paragraph shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall, from time to time, within ten (10) days after requested to do so by Landlord, execute any instruments that may be required by any Landlord's Mortgagee to evidence the subordination of the Lease to any such Mortgage or Primary Lease. If Tenant fails to execute the same within such ten (10)-day period, Landlord may execute the same as attorney-in-fact for Tenant.

Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, and upon such party's request, Tenant shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord's Mortgagee whose address has been previously given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations under the Lease.

Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to the Lease, Landlord's Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install any Tenant improvements, and shall not be bound by any amendment to which it did not consent in writing, nor to any payment of rent made more than one (1) month in advance.

XXII.	TENANT ENCUMBRANCES

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Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, Landlord's property, the interest of Landlord or Tenant in the Premises, or the rent due under this Lease in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant. Tenant shall give Landlord immediate written notice upon Tenant learning of the placement of any lien or encumbrance against the Premises.

XXIII.	NOTICES

Each provision of the Lease or of any applicable laws and other requirements with reference to the sending, mailing, or delivering of notice or the making of any payment under the Lease shall be deemed to be complied with when and if the following steps are taken:

(a)all Base Rent, Operating Expenses, and Additional Rent shall be payable to Landlord at Landlord's Address for Payment of Rent, or at such other address as Landlord may specify from time to time by written notice delivered in accordance with this article. Tenant's obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord;

(b)all payments required to be made by Landlord to Tenant under the Lease shall be payable to Tenant at Tenant's Address for Notices, or at such other address as Tenant may specify from time to time by written notice delivered in accordance with this article. Landlord 's obligation to pay Tenant shall not be deemed satisfied until such payment has been actually received by Tenant; and

(c)any written notice or document required or permitted to be delivered shall be deemed to be delivered upon the earlier to occur of 1) tender of delivery (in the case of a hand-delivered notice), 2) deposit in the United States mail, postage prepaid, certified mail, return receipt requested, or 3) receipt by facsimile transmission with a confirmation notice by United States first-class mail, in each case addressed to the parties at the respective Address for Notices, or at such other address as they have previously specified by written notice delivered in accordance with this article. If Landlord has attempted to deliver notice to Tenant at Tenant's Address for Notices, or at such other address as Tenant may have previously specified by written notice delivered in accordance with this article, but such notice was returned or acceptance of same was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting of said notice.

XXIV.	HAZARDOUS MATERIALS

The term "Hazardous Substances," as used in the Lease, shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited, or penalized by any "Environmental Law," which term shall mean any law relating to health, pollution, or protection of the environment. Tenant hereby agrees that I) no activity

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will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Conditions"), provided such Permitted Conditions are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; 2) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Substances"), provided such Permitted Substances are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord; 3) no portion of the Premises will be used as a landfill or a dump; 4) Tenant will not install any underground tanks of any type; 5) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; and 6) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Substances. If at any time during or after the Term, the Premises is found to be contaminated with Hazardous Substances, Tenant shall defend, indemnify, and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages, and obligations of any nature arising from or as a result of the use of the Premises by Tenant. Unless expressly identified on an addendum to this Lease, as of the date of the Lease there are no Permitted Conditions or Permitted Substances for purposes of the foregoing provision, and none shall exist unless and until approved in advance and in writing by Landlord. Landlord may enter the Premises and conduct environmental inspections and tests as it may require from time to time, provided that Landlord shall use reasonable efforts to minimize any interference with Tenant's business. Such inspections and tests shall be conducted at Landlord 's expense, unless they reveal the presence of Hazardous Substances (other than any Permitted Substances), or that Tenant has not complied with the requirements set forth in this article, in which case Tenant shall reimburse Landlord for the cost of such inspections and tests within ten (10) days after Landlord's request for payment of same.

XXV.MISCELLANEOUS Context/ Captions
Words of any gender used in the Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in the Lease are for convenience only and in no way affect the interpretation of the Lease.

Transfer/ Authorization

Landlord may transfer and assign, in whole or in part, its rights and obligations in the Premises, the Building, and the real property that are the subject to the Lease, in which case Landlord shall have no further liability under the Lease. Each party shall furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into the Lease.

Time of the Essence

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Time is of the essence in the performance of all of Landlord and Tenant's duties and obligations pursuant to the Lease.

Tenant Documentation

Tenant shall, from time to time, within ten (10) days after written request by Landlord, deliver to Landlord, or Landlord's designee, 1) a certificate of occupancy for the Premises, 2) audited financial statements for Tenant (unless Tenant, at the time of receipt of Landlord's request, is a corporation whose stock is publicly traded), 3) evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under the Lease (including evidence of payment of the Security Deposit), and 4) an estoppel certificate stating that the Lease is in full effect, the date to which rent has been paid, the unexpired Term, the status of any alleged Landlord defaults, and such other factual matters pertaining to the Lease as may be reasonably requested by Landlord. Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of the Lease, and Tenant's failure to timely deliver any such items shall constitute an Event of Default under the Lease.

Entire Agreement

The Lease constitutes the entire agreement between Landlord and Tenant with respect to the subject matter of the Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect to the Lease. Landlord and Tenant each acknowledge that no representation s, inducements, promises, or agreements, whether oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained within the Lease, and any prior agreements, promises, negotiation s, or representations not expressly set forth in the Lease are of no effect. The Lease may not be altered, changed, or amended except by an instrument in writing signed by both parties.

Survival of Obligations upon Vacating

All obligations of Landlord and Tenant not fully performed by the end of the Term shall survive, including, without limitation, all of Ten an t's payment obligations concerning the condition and repair of the Premises. Upon the expiration of the Term, and before Tenant vacates the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation for Operating Expenses for the year in which the Term ends. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs for such items upon demand by Landlord, with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this paragraph.
No Surrender

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No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord.

Tenant Relocation

Landlord may at any time during the Term, at Landlord's expense, remove Tenant from the Premises and relocate Tenant, at Landlord 's sole cost and expense, to other space in the Building, (the "New Premises"), which is approximately the same dimensions and size and is improved in such a manner so that the New Premises shall be comparable in its interior design and decoration to the Premises; however, if Landlord exercises Landlord 's election to relocate Tenant to the New Premises, then Tenant shall not be required to pay a higher Base Rent for the New Premises. Nothing in this paragraph shall relieve Tenant, or imply that Tenant is relieved, of the liability for or obligation to pay any Additional Rent due by reason of any of the other provisions of the Lease, which provisions shall be applied to the New Premises. Landlord's election to relocate Tenant shall not terminate the Lease or release Tenant, in whole or in part, from Tenant's obligation to perform its obligations under the Lease for the full Term. If any such relocation occurs, the Lease shall continue in full force with no change in the terms or conditions of the Lease other than 1) the substitution of the New Premises for the Premises, and 2) if the size of the New Premises differs from the Premises, Tenant's proportionate Share shall be adjusted down, but shall not be adjusted up without Tenant's express written consent. Upon request from Landlord, Tenant shall execute an amendment to the Lease reflecting such changes.

Illegality/Invalidity /Unenforceability

If any provision of the Lease is illegal, invalid, or unenforceable, then the remainder of the Lease shall not be affected, and in lieu of each such provision, there shall be added, as a part of the Lease, a provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

Broker Indemnification

Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the Lease, except as identified in the Basic Lease Information. Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

Confidentiality

The terms and conditions of the Lease are confidential, and Tenant shall not disclose the terms of the Lease to any third party except as may be required by law, to Tenant's lender(s) under any of Tenant's credit facilities (provided that Tenant advises its lender(s) of the confidential nature of this Lease), or to enforce Tenant's rights under the Lease.

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Governing Law /Place of Performance

The Lease shall be governed by and construed in accordance with the laws of the State of Illinois, and all obligations of the parties under the Lease are performable in DuPage County, Illinois.

Representation of Authority

If Tenant is a corporation, each individual executing the Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to execute and deliver the Lease on behalf of the corporation, in accordance with a duly adopted resolution of the board of directors of said corporation, and that the Lease is binding upon said corporation.

Exhibits and Addenda

The exhibits and addenda, if any, specified in the Basic Lease Information are attached to the Lease and are hereby incorporated into the Lease for all intents and purposes as if fully set forth at length verbatim.

Execution

Executed copies hereof may be delivered by e-mail and upon receipt will be deemed originals and binding upon the parties hereto. Further, the Lease may be executed in one or more signature page counterparts, each of which when combined with the remainder of the Lease shall constitute one and the same document.

No Security Services

Tenant acknowledges and represents to Landlord that Tenant recognizes that Landlord is not obligated to and will not provide any security services for the Premises or the Building.

TENANT ACKNOWLEDGES THAT 1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION, 2) THE BUILDING AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES IS LEASED, AND FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, 3) THE PREMISES IS IN GOOD AND SATISFACTORY CONDITION, 4) NO REPRESENTATIONS AS TO REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL, OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (EXCEPT AS MAY BE OTHERWISE EXPRESSLY SET FORTH IN THE LEASE), AND 5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED, OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES.
Patriot Act

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Tenant (which for this purpose includes without limitation, its partners, members, principal stockholders and any other constituent entities) represents and warrants (i) that it has not been designated as a "Specially Designated National and Blocked Person" on the most current list published by the United States Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or at any replacement website or other replacement official publication of such list or for or on behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; (ii) that it is not engaged in this Lease directly or indirectly for or on behalf of, or facilitating this Lease directly or indirectly on behalf of, any such person, group, entity, or nation; (iii) that it is currently in compliance with and will at all times during the term of this Lease (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Assets Control of the United States Treasury Department and any statute, executive order (including without limitation the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto; and (iv) that it has not used and will not use funds from illegal activities for any payment made under the Lease. Tenant agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys' fees and costs) arising from or related to any breach of the foregoing representation and warranty.

EEO Regulations

Landlord and Tenant shall abide by the requirements of 41 CFR §§ 60-l.4(a), 60-300.S(a) and 60-741.S(a). These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, or national origin. Moreover, these regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, national origin, protected veteran status or disability.

[SIGNATURES APPEAR ON NEXT PAGE]

33265500v4

Executed by Tenant on this 5th day of December, 2017.

"TENANT":

POWER SOLUTIONS INTERNATIONAL, INC.,
a Delaware corporation

By:    /s/ Charles F Avery, Jr.
Name: Charles F. Avery Jr.
Title: Chief Financial Officer

By: /s/ Kenneth Winemaster
Name: Kenneth Winemaster
Title: Executive Vice President

[CORPORATE SEAL]

Executed by Landlord on this 7th day of December, 2017

"LANDLORD":

JAMES CAMPBELL COMPANY LLC,
a Delaware limited liability company

By: /s/ Dorine Holsey Streeter
Dorine Holsey Streeter
Its: Executive Vice President
Real Estate Investment Management

By: /s/ Sydni L Roberson
Sydni L Roberson
Its: Executive Vice President
Regional Manager

APPROVED AS TO FORM1:

/s/ Troutman Sanders LLP
TROUTMAN SANDERS LLP
Bank of America Plaza, Suite 5200
600 Peachtree Street, N.E.
Atlanta, Georgia 30308-2216

_______________________________

1 For Landlord's benefit only.

33265500v4

EXHIBIT "A"
SITE PLAN

199'-1"
160'-4"
2 INTERIOR DOCKS W/ LEVELERS
RAMP
4 DOCKS 3 W/ LEVELERS
TENANT – 1445 HAMILTON PARKWAY
WAREHOUSE
OFFICE
2 DRIVE-IN
3 DOCKS 2 W/ LEVELERS
40'-0"
32'-0"
TYPICAL BAY
TENANT – 1433 HAMILTON PARKWAY
WAREHOUSE
9 DOCKS W/ LEVELERS
352'-1"
TENANT – 1383 HAMILTON PARKWAY
47 CARS
DRIVE-IN
OFFICE
F.A.C.P.
HAMILTON PARKWAY
SITE PLAN / BUILDING PLAN
SCALE 1" = 30'-0"

A-1
33265500v4

1445 Hamilton Parkway> Floor Plan
_______________________________________________________________________________________

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A-2

EXHIBIT "B"

LEGAL DESCRIPTION OF BUILDING

That part of Lot 3 in Hamilton Lakes Commerce Center, being a subdivision in the Northeast ¼ of Section 1, Township 40 North, Range 10, East of the Third Principal Meridian in DuPage County, Illinois, containing a 128,148 square foot building commonly known as 1383-1433 Hamilton Parkway, Itasca, Illinois 60143.

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B-1

EXHIBIT "C"

RULES AND REGULATIONS

1.All deliveries shall be made to designated service or receiving areas, and Tenant shall request delivery trucks to approach their service or receiving areas by designated service routes and drives. All delivered goods shall be moved into Tenant's Premises within a reasonable period of time and shall not be left in parking or receiving areas beyond a reasonable period of time. Tenant shall not store equipment or pallets outside the Premises; provided, however, Tenant may store engine racks outside of the Premises in accordance with the applicable provisions of the Lease and subject to Tenant's compliance with applicable laws, rules, regulations and codes.

2.Tractor trailers which are unhooked or parked such that the dolly wheels are beyond the concrete loading apron shall use steel plates under dolly wheels to prevent damage to the asphalt paving surface. In addition, wheel blocking shall be available for use. Tractor trailers are to be parked only at loading docks during loading or unloading. No parking or storing of such trailers shall be permitted on streets adjacent to the Premises.

3.Forklifts which operate on asphalt paving areas shall not have solid rubber tires, but rather shall have tires which will not damage the asphalt.

4.Tenant is responsible for storage and removal of all Tenant's trash, refuse, and garbage. All trash shall be contained in suitable receptacles stored behind a screened enclosure at locations approved by Landlord.

5.Tenant shall not dispose of the following items in sinks or commodes: plastic products (plastic bags, straws, boxes); sanitary napkins, tea bags; cooking fats, cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, naptha, kerosene, lubricating oils); paint products (thinner, brushes); or any other items which the same are not designed to receive. All areas of the Premises, including vestibules, entrances, doors, fixtures, windows and plate glass shall be maintained in a safe, neat, and clean condition.

6.Walls, floors, and ceilings shall not be defaced in any way and no one shall be permitted to mark, nail, screw, or drill into, paint or in any way mar any Building surface, except that pictures, certificates, licenses, and similar items normally used in Tenant's business may be carefully attached to the walls by Tenant in a manner to be prescribed by Landlord. Upon removal of such items by Tenant any damage to the walls or other surface, except minor nail holes, shall be repaired by Tenant.

7.Tenant shall not permit or suffer the use of any advertising medium which extends outside of the Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loudspeakers, phonographs, radios, or television. No radio, television, or other communication antenna equipment or device is to be mounted, attached, or secured to any part of the roof, exterior surface, or anywhere outside the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.

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8.Tenant shall not permit or suffer merchandise of any kind at any time to be placed, exhibited, or displayed outside its Premises, nor shall Tenant use the exterior sidewalks or exterior walkways of the Premises to display, store, or place any merchandise or goods. No sale of merchandise by tenant sale, truckload sale, or the like shall be permitted within the Premises.

9.Tenant shall not permit or suffer any portion of the Premises to be used for lodging purposes.

10.No locks other than those provided by Landlord shall be placed on any doors or windows, nor shall any changes be made to the mechanism of existing locks. All keys shall be surrendered upon termination of the Lease.

11.No windows, doors, or other light or air sources that reflect or admit light or air into the office areas shall be covered or obstructed, except for suitable and approved window drapes or blinds, nor shall any articles be placed on window sills.

12.No awning or other projections shall be attached to, or be visible from, the exterior of the Building. No blinds or drapes shall be attached to, hung in, or used in connection with any window or door of the Premises except in accordance with the standards adopted by Landlord with Landlord's prior written approval; in all events where applicable, any blinds, shades, or drapes shall be installed on the interior side of windows or doors.

13.Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with in any manner whatever occupants of the Building or neighboring buildings or premises, or those having business with them. Tenant shall not throw anything out of doors or windows, or onto public or common areas of the Premises.

14.Canvassing, soliciting, and peddling in the Premises are prohibited. Landlord reserves the right to eject from the Premises any solicitors, canvassers, or peddlers and any other persons who, in the judgment of Landlord, are annoying or interfering with Tenant's or Landlord's operations or who are otherwise undesirable.

15.Tenant acknowledges that the appearance of its offices exposed to public view from outside the Building must be maintained with particular attention to orderliness, cleanliness, and an image of professional quality and high standards.

16.Tenant and its employees shall be deemed to have read these rules and regulations, and to have agreed to abide by them.

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17.Landlord reserves the right to make such other and further reasonable rules and regulations as in Landlord's judgment may be helpful for the safety, care, and cleanliness of the Premises and for the preservation of good order in the Premises. Tenant agrees to abide by all the rules and regulations above stated and any additional reasonable rules and regulations which are adopted by Landlord.

INITIALS:

Landlord: /s/ James Campbell Company

Tenant: /s/Power Solutions International

33265500v4

EXHIBIT "D"
MOVE-OUT CONDITION

The following list, with which Tenant must comply upon moving out of the Premises, is not inclusive of all actions that must be taken to comply with Lease requirements regarding the condition of the Premises and associated improvements upon delivery of possession by Tenant at the end of the Term.

1.	All lighting shall be in good working order, including replacement of bulbs, ballasts and lenses as needed.

2.
All truck doors and dock levelers shall be serviced and in good operating order, including replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced shall be painted to match the Building standard.

3.	All structural steel columns in the warehouse and office portions of the Premises shall be inspected for damage and all damage repaired in a manner subject to Landlord's prior approval.

4.
Heating/air conditioning systems, warehouse heaters and exhaust fans shall be in good working order, including the replacement of any parts, to return the unit to a well-maintained condition. Landlord will have the right, but not the obligation, to have an exit inspection performed by a certified mechanical contractor to determine the condition.

5.	All holes in sheetrock walls shall be repaired to match surrounding surfaces.

6.	The portions of the Premises consisting of offices, kitchens, restrooms and windows shall be cleaned.

7.
The warehouse area of the Premises shall be in broom clean condition with all inventory and racking removed. There shall be no protrusion of anchors from the warehouse floor and all holes shall be appropriately patched. If machinery/ equipment is removed, the electrical lines shall be properly terminated at the nearest junction box.

8.	All broken and cracked exterior windows shall be replaced.

9.	Tenant shall provide keys for all locks on the Premises, including front doors, rear doors and interior doors.

10.
Items that have been added by Tenant and affixed to the Building shall remain the property of Landlord unless Landlord requires their removal. This includes, without limitation, mini-blinds, air conditioners, electrical systems, water heater s, cabinets and flooring. If alterations have been made to the Premises, such as the addition of office areas, unless Landlord otherwise agreed when such alterations were made by Tenant or otherwise instructs, Tenant shall

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D-1

remove such alterations and restore the Premises to its condition prior to the alterations.

11.	All electrical systems shall be in a safe condition that conforms to code. Bare wires and dangerous installations shall be corrected.

12.	All plumbing fixtures shall be in good working order, including any water heater. Faucets and toilets shall not leak.

13.	All dock bumpers shall be left in place and well secured.

APPROVED AS TO FORM2:

/s/ Troutman Sander LLP
TROUTMAN SANDERS LLP
Bank of America Plaza, Suite 5200
600 Peachtree Street, N.E.
Atlanta, Georgia 30308-2216

INITIALED:

Landlord: /s/ James Campbell Company

Tenant: /s/ Power Solutions International

___________________________________
2 For Landlord's benefit only.

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D-2

EXHIBIT "E"
OPTION TO EXTEND TERM

This exhibit is attached to and made a part of that certain lease dated December 1, 2017, by and between JAMES CAMPBELL COMPANY LLC, a Delaware limited liability company ("Landlord"). and POWER SOLUTIONS INTERNATIONAL, INC., a Delaware corporation ("Tenant''), covering the property commonly known as 1445 Hamilton Parkway, Itasca, Illinois 60143 (the "Premises").

XX.VI.	OPTION TO EXTEND TERM
Landlord hereby grants to Tenant one option (the "Option") to extend the Term for an additional term of three (3) years (the "Extension"). on the same terms, conditions, and covenants set forth in the Lease, except as provided below. The Option shall be exercised only by written notice delivered to Landlord at least one hundred eighty (180) days prior to the expiration of the Term. If Tenant fails to deliver to Landlord written notice of the exercise of the Option within the prescribed time period, the Option shall lapse, and there shall be no further right of Tenant to extend the Term. The Option shall be exercisable by Tenant on the express condition that, at the time of the exercise, and at all times prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of the Lease. The foregoing Option is personal to Tenant and may not be exercised by any assignee or subtenant of Tenant.

XX.VII.	CALCULATION OF RENT
The rent during the Extension shall be determined by one of the following methods, as indicated and agreed to by the parties to the Lease:
     Consumer Price Index adjustment
     fair rental value adjustment
X     fixed rental adjustment
Fixed Rental Adjustment
The Base Rent shall be increased on the first (1st) day of the Extension by three percent (3%) above the Base Rent as of the day immediately preceding the first day of the Extension. Thereafter, Base Rent payable by the Tenant throughout the Extension shall be automatically increased by a factor of three percent (3%) at each anniversary of the first (1st) day of the Extension.

APPROVED AS TO FORM3 :    INITIALS:
/s/ Troutman Sander LLP
Troutman Sanders LLP                Landlord: /s/ James Campbell Company
Bank of America Plaza, Suite 5200
600 Peachtree Street, NE             Tenant: /s/ Power Solutions International
Atlanta, Georgia 30308-2216

____________________________________
3 For Landlord's benefit only.

33265500v4

E-1